UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 4, 2006
Vocus, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-125834	58-1806705

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4296 Forbes Boulevard, Lanham, Maryland	20706

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 3014592590
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.
On August 7, 2006, Vocus, Inc. (“Vocus”) filed a Current Report on Form 8-K (the “Current Report”) under Items 1.01, 2.01 and 9.01 to report the completion of its acquisition of PRWeb International, Inc. (“PRWeb”). The purpose of this Amendment No. 1 to the Current Report is to file the financial statements and pro forma information required by Item 9.01.
(a) Financial Statements of Businesses Acquired.
The audited financial statements of PRWeb as of and for the two years ended December 31, 2004 and 2005 and the unaudited financial statements of PRWeb for the six months ended June 30, 2005 and 2006 and as of June 30, 2006 are attached hereto as Exhibit 99.1 to this Current Report and are incorporated in their entirety herein by reference.
(b) Pro Forma Financial Information.
Pro forma financial information as of June 30, 2006 and for the year ended December 31, 2005 and the six months ended June 30, 2006 is attached hereto as Exhibit 99.2 to this Current Report and is incorporated in its entirety herein by reference.

Exhibit
Number
23.1	Consent of Ernst & Young LLP

99.1	The audited balance sheets of PRWeb, International, Inc. as of December 31, 2004 and 2005, the related statements of operations, statements of cash flows and statements of stockholders’ equity for each of the years ended December 31, 2004 and 2005 and the notes to the financial statements together with the Report of Independent Auditors thereon of Ernst & Young LLP as well as the unaudited balance sheet of PRWeb International, Inc. as of June 30, 2006 and the related unaudited statements of operations, statements of cash flows and statements of stockholders’ equity for the six months ended June 30, 2005 and 2006.

99.2	The unaudited pro forma combined condensed balance sheet of Vocus, Inc. as of June 30, 2006 and the unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2006 and for the year ended December 31, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocus, Inc.

Date: October 20, 2006	By:	/s/ Stephen Vintz

Name: Stephen Vintz
Title: Chief Financial Officer and Treasurer